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                                                                  EXHIBIT 10.7.8
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 1st day of July, 1996, by and between SUMMIT MANAGEMENT COMPANY, a Maryland corporation, and DOUG BROUT ("Employee").

                              STATEMENT OF PURPOSE


         The "Company" (as hereinafter defined) is principally engaged in the business of real estate acquisition, development, construction, management, leasing and brokerage. The Company desires to employ Employee and Employee desires to be employed in the business of the Company in the manner hereinafter specified in order to obtain for the Company the benefit of Employee's experience and expertise and also to make provision for payment of reasonable and proper compensation to Employee for such services. For purposes of this Agreement, the term "Company" means and refers to (i) Summit Management Company,
(ii) Summit Properties Inc., (iii) any business entity that is, directly or indirectly, controlled by or under common control with Summit Properties Inc. or
(iv) any of their respective successors.

         As previously agreed between the parties, this Agreement is being executed as a condition precedent to the commencement of the employment of Employee with the Company, and Employee has agreed to accept initial employment subject to and in accordance with all the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and the aforesaid Statement of Purpose, the Company and Employee hereby agree as follows:

         1. Employment and Employee's Duties. The Company employs Employee to assist the Company in expanding, developing, operating and managing its business operations, primarily in the field of acquisition, development, management, leasing and construction of real estate, and specifically, the acquisition, development, management, leasing and construction of multi-family housing developments and other commercial real estate projects. In such capacity, Employee shall perform the duties and have responsibilities as may be assigned to Employee from time to time by the Company. In the performance of Employee's duties hereunder, Employee shall at all times be under the supervision, control and direction of the Company, and Employee shall perform Employee's duties hereunder in accordance with, and at all times strictly adhere to, all such reasonable rules, regulations, guidelines and instructions as may be adopted from time to time by the Company.

         2. Sole Employment. Employee agrees to devote Employee's full time during the customary business hours of the Company and give Employee's best efforts to the business of the Company and, during the period of Employee's employment by the Company, Employee shall not engage in any manner, whether as an officer, employee, owner, partner, stockholder, director, consultant or otherwise -- directly or indirectly -- in any business other than as provided for herein without the prior written approval of the President of the Company, and shall not accept any other employment whatsoever from any other person, firm, corporation or entity;

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provided, however, that Employee may acquire an interest in a business entity so long as such interest is a passive investment of Employee not exceeding ten percent (10%) of the total ownership interest in such entity.

         3. Term. The employment relationship under the Agreement shall commence as of the above written date (the "Effective Date") and shall continue until the date ten (10) business days after written notice is given to the other party by either the Company or Employee that the employment relationship shall terminate. Such termination notice may be given by either party without cause and for any or no reason.

         4. Compensation.

         (a) Base Salary. Commencing on the Effective Date (as defined in paragraph 3), the Company shall pay employee during the term of Employee's employment under this Agreement, a base salary equal to $120,000 per annum (the "Base Salary"), which amount shall be subject to adjustment, if any, in accordance with this paragraph 4(a). The Company shall review Employee's Base Salary on an annual basis, and the Company upon such review and in its sole discretion, may increase or decrease Employee's Base Salary by an amount which the Company deems appropriate in light of the Company's and Employee's performance during the period covered by such review. Any decrease in salary "without cause" shall be considered a constructive termination whereby granting Employee the option to elect for separation and payment of severance pay in accordance with Paragraph 4.e below. The Base Salary, less all applicable withholding taxes, shall be paid to Employee in accordance with the payroll procedures in effect with respect to officers of the Company.

         (b) Incentive Compensation. In addition to the Base Salary payable to Employee pursuant to paragraph 4(a) and any special compensatory arrangements which the Company provides for Employee, effective as of the Effective Date, Employee shall be entitled to participate in any incentive compensation plans in effect with respect to employees of the Company whose positions in the Company are commensurate to Employee's, with the criteria for Employee's participation in such plans to be established by the Company in its sole discretion.

         (c) Stock Options. Employee shall be entitled to participate in employee stock option plans from time to time established for the benefit of employees of the Company in accordance with the terms and conditions of such plans.

         (d) Participation in Employee Benefit Plans. Employee shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other benefit plans as the Company shall maintain from time to time for the benefit of executive officers of the Company, on the terms and subject to the conditions set forth in such plans.

         (e) Compensation upon Termination of Employment. If Employee's employment under this agreement is terminated as a result of "no cause" termination during the first year of employment. Employee shall be entitled to receive (i) any base salary which may be owed but is unpaid as of the date on which Employee's employment is terminated and (ii) Employee's base salary as in effect on the date of such termination for the period up to end of the


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first anniversary date when the Employee was initially employed. Thereafter, if
Employee's employment under this' Agreement is terminated for any reason whatsoever, Employee shall not thereafter be entitled to receive any Base Salary for periods following such termination; provided, however, that Employee shall be entitled to receive any Base Salary which may be owed to Employee but is unpaid as of the date on which Employee's employment is terminated. The benefits, if any, payable to or on behalf of Employee upon Employee's termination of employment from the Company under any employee benefit plans and incentive compensation and other compensatory arrangements shall be governed by the terms and conditions for benefit payments set forth in such plans and arrangements. See attached Addenda for more information.

         5. Employee's Obligations upon Termination of Employment.

         (a) Definitions. For purposes of this paragraph 5, the following terms shall have the following meanings:

                  "Affiliate" means (i) any entity directly or indirectly controlling (including without limitation an entity for which Employee serves as an officer, director, employee, consultant or other agent), controlled by, or under common control with Employee, and (ii) each other entity in which Employee, directly or indirectly, owns any controlling interest or of which Employee serves as a general partner.

                  "Company Project" means any Multifamily Property that the Company owns, operates or manages as of the date of Employee's termination of employment with the Company or that the Company has in any manner taken steps to acquire, develop, construct, operate, manage or lease (including without limitation making market surveys of a site, talking to the owner or his agent concerning the purchase or joint venture of a site, optioning or contracting to buy a site or discussions with the owner or his agent regarding managing or leasing a property) during the twelve (12) month period immediately preceding Employee's termination of employment with the Company.

                  "Multifamily Property" means any real property on which multifamily residential-use development has been constructed or is now or hereafter proposed to be constructed (for example, and not by way of limitation, a property of the type managed by the Company).

         (b) Anti-Pirating of Employees. For a two (2) year period immediately following the termination of Employee's employment with the Company, Employee agrees not to hire, directly or indirectly, or entice or participate in any efforts to entice to leave the Company's employ, any person who was or is an employee of the Company at any time during the twelve (12)month period immediately preceding the termination date of Employee's employment with the Company.


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         (c) Anti-Pirating of Company Projects. For a period of one (1) year immediately following the termination of Employee's employment with the Company, Employee agrees not to engage in any manner, whether as an officer, employee, owner, partner, stockholder, director, consultant or otherwise - directly or indirectly - in any business which engages or attempts to engage, directly or indirectly, in the acquisition, development, construction, operation, management or leasing bf any Company Project.

         (d) Trade Secrets and Confidential Information. Employee hereby agrees that Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret, as defined hereinafter, that Employee may have acquired during the term of Employee's employment by the Company for so long as such information remains a Trade Secret. The term "Trade Secret" as used in this Agreement shall mean information including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which:

                  derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and is the subject of reasonable efforts by the Company to maintain its secrecy.

         In addition to the foregoing and not in limitation thereof, Employee agrees that during the period of Employee's employment by the Company and for a period of one (1) year thereafter, Employee will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that Employee may have acquired (whether or not developed or compiled by Employee and whether or not Employee was authorized to have access to such Information) during the term of, in ` the course of or as a result of Employee's employment by the Company. The term "Confidential or Proprietary Information" as used in this Agreement means any secret, confidential or proprietary information of the Company not otherwise included in the definition of "Trade Secret" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

         (e) Return of Information. Upon termination of Employee's employment relationship with the Company, Employee agrees to turn over and return to the Company all property in Employee's possession which belongs to the Company and all files, information and data received, held or developed by Employee while employed by the Company.

         (f) Reasonable and Necessary Restrictions. Employee acknowledges that the restrictions, prohibitions and other provisions of this paragraph 5, including without limitation the various periods of restrictions set forth in paragraphs 5(b), 5(c) and 5(d), are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into this


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Agreement. Employee covenants that Employee will not challenge the enforceability of this Agreement nor will Employee raise any equitable defense to its enforcement.

         (g) Specific Performance. Employee acknowledges that the obligations undertaken by Employee pursuant to this paragraph 5 are unique and that the Company likely will have no adequate remedy at law if Employee shall fail to perform any of Employee's obligations hereunder, and Employee therefore confirms that the Company's right to specific performance of the terms of this paragraph 5 is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have ail obligations, covenants, agreements and other provisions of this paragraph 5 specifically performed by Employee, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this paragraph 5 by Employee, and Employee submits to the jurisdiction of the courts of the State of North Carolina for this purpose.

         (h) Operations of Affiliates. Employee agrees that Employee will refrain from (i) authorizing any Affiliates to perform or (ii) assisting in any manner any Affiliate in performing any activities that would be prohibited by the terms of this paragraph 5 if they were performed by Employee.

         (i) Survival. The provisions of this paragraph 5 shall survive the termination of this Agreement regardless of the date, cause or manner of such termination.

         6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

                                        If to Employee:

                                        Doug Brout
                                        8355 Bar Harbour Lane
                                        Charlotte, NC 28210

                                        If to the Company, addressed to:

                                        Summit Management Company
                                        212 South Tryon Street, Suite 500
                                        Charlotte, NC 28281

         7. Non-waiver. No Waiver by a parry hereto of any breach by another party to this Agreement of any provision hereof, shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any such other provisions of this Agreement.

         8. Severability. Should any provision of this Agreement be declared invalid or unenforceable as a matter of law, such invalidity or unenforceability shall not affect or impair the validity or enforceability of any other provision of this Agreement or the remainder of this Agreement as a whole.


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         9. Entire Agreement. This Agreement constitutes the entire Agreement and sets forth all the terms of the understanding between the parties hereto with respect to the subject matter hereof, and any amendment, change or modification in any provision of this Agreement or any waiver of this Agreement shall be in writing signed by the parties hereto.

         10. Section Headings. The section headings inserted in this Agreement are for convenience of reference only and shall not be deemed to have any legal effect whatsoever on the interpretation of this Agreement.

         11. Applicable Law. This Agreement shall be governed, enforced and construed according to the laws of the State of North Carolina.

         12. Assignment. The benefits hereunder with respect to the rights of the Company may be assigned by the Company to any other corporation acquiring all or substantially all of the assets of the Company or to any other corporation into which the Company may be liquidated or with which the Company may be merged or consolidated. The rights of the Company under this Agreement, as well as the obligations and the liabilities of the Company hereunder, shall inure to and be binding upon any successors-in-interest or transferees of the business or assets of the Company, and Employee agrees on demand to execute any and all documents in connection therewith. Employee may not assign this Agreement or any rights or benefits hereunder, whether for collateral purposes or otherwise.

         13. Freedom of the Company to Act. No provision of this Agreement shall be deemed to restrict the absolute right of the Company, at any time, to sell or dispose of all or any part of its assets, or reconstitute the same into any one or more subsidiary corporations, or to merge, consolidate, sell or to otherwise dispose of said subsidiary corporation or any of the assets thereof.

         14. Execution. This Agreement is executed in duplicate originals, one of which is being retained by each of the parties hereto, and each of which shall be deemed an original hereof.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              SUMMIT MANAGEMENT COMPANY



                                              By: /s/ John T. Gray
                                                 -----------------
                                                  John T. Gray (SEAL)
                                                  President



                                              EMPLOYEE



                                              By: /s/ Doug Brout
                                                 -----------------
                                                  Doug Brout (SEAL)





Exhibits Attached:

Letter Dated June 17, 1996
Letter Dated June 18, 1996

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